Exhibit 23.4

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 16, 2018 relating to the financial statements of SingleHop LLC, which appears in Internap Corporation's Current Report on Form 8-K/A filed on May 16, 2018.

/s/ Plante & Moran, PLLC

Chicago, Illinois
June 11, 2018